Q73A
Dividends from net investment income:

Series 1
Class A
0.2978
Class B
0.2152
Class C
0.2152
Class M
0.2152
Class R
0.2706
Class X
0.2152
Class Z
0.3261

Series 2
Class A
0.2235
Class B
0.1307
Class C
0.1307
Class M
0.1307
Class R
0.1952
Class X
0.1307
Class Z
0.2547



Q74V
Net asset Values:

Series 1
Class A
10.33
Class B
10.31
Class C
10.31
Class M
10.31
Class R
10.34
Class X
10.31
Class Z
10.34

Series 2
Class A
11.92
Class B
11.87
Class C
11.87
Class M
11.85
Class R
11.93
Class X
11.87
Class Z
11.94

Series 3
Class A
13.26
Class B
12.53
Class C
12.53
Class M
12.54
Class R
13.21
Class X
12.55
Class Z
13.54